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                                                                  Exhibit 99.1

                         [EXACT SCIENCES LETTERHEAD]              Press Release
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FOR IMMEDIATE RELEASE

For further information:                          Investor Relations and
Media:                                            Corporate Communications:
Amy Turner                                        Amy Hedison
Fleishman-Hillard                                 EXACT Sciences
P: (617) 267-8223, ext. 517                       P: (978) 897-2800, ext. 252
E: turnera@fleishman.com                          E: ahedison@exactsciences.com
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                   EXACT SCIENCES TO HOST CONFERENCE CALL FOR
                 THIRD QUARTER 2001 RESULTS ON OCTOBER 23, 2001

         MAYNARD, MASS. - OCTOBER 16, 2001 - EXACT Sciences Corporation (NASDAQ:
EXAS) announced today it will host a conference call for its third quarter 2001 financial and operating results on Tuesday, October 23, 2001, at 8:30 a.m. EDT. A live Webcast of the conference call can be accessed at www.exactsciences.com through the Investor Relations link. The conference call and the Webcast are open to all interested parties. An archived version of the Webcast will be available at EXACT Sciences' Web site, www.exactsciences.com, through the Investor Relations link, for one month. A replay of the conference call also will be available for 48 hours, following the completion of the live call.

         EXACT Sciences will announce its third quarter 2001 financial and operating results on Monday, October 22, 2001, after the close of regular market trading hours.

         Information for the call is as follows:
                  Domestic (except New York) callers:800-370-0906
                  International and New York callers:973-633-1010

         The conference call replay information is as follows:
                  Domestic (except New York) callers:877-519-4471
                  International and New York callers:973-341-3080
                  PIN #: 2882129

ABOUT EXACT SCIENCES CORPORATION

EXACT Sciences Corporation is an applied genomics company that has developed proprietary technologies that may be used for the early detection of several common cancers. EXACT Sciences has selected colorectal cancer as the first application of its technologies. Colorectal cancer is the most deadly cancer among non-smokers, and is curable if detected early. Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, the rate of early detection of colorectal cancer remains low. EXACT Sciences believes its genomics-based technologies will enable early detection of colorectal cancer so that more people can be effectively treated. Founded in 1995, EXACT Sciences is based in Maynard, Mass. Detailed information on EXACT Sciences can be found on the World Wide Web at www.exactsciences.com.

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